UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OF 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported: April 8, 2002)

                             HEARTLAND EXPRESS, INC.

               (Exact Name of Registrant as Specified in Charter)


           NEVADA                                                93-0926999
(State or Other Jurisdiction           0-15087                 (IRS Employer
       of Incorporation)       (Commission File Number)      Identification No.)

         2777 Heartland Drive
           Coralville, Iowa                                         52241
(Address of Principal Executive Offices)                         (Zip Code)

       Registrant's telephone number, including area code: (319) 545-2728

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

Arthur Andersen LLP is currently the independent auditors for Heartland Express, Inc. (the Company). On April 5, 2002, management of the Company notified Arthur Andersen LLP that their appointment as independent auditors was terminated effective April 5, 2002. KPMG LLP was engaged as independent auditors effective upon Arthur Andersen LLP's termination. The decision to change auditors was approved by the Board of Directors.

In connection with the audits of the two fiscal years ended December 31, 2001 and 2000, and the subsequent interim period through April 5, 2002, there were no disagreements with Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement.

The audit reports of Arthur Andersen LLP on the consolidated financial statements of Heartland Express, Inc. as of and for the years ended December 31, 2001 and 2000, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. A letter from Arthur Andersen LLP is attached as Exhibit XX.1.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                    HEARTLAND EXPRESS, INC.

                                                 BY: /s/  John P. Cosaert
                                                        JOHN P. COSAERT
                                                         Vice-President
                                                     Finance and Treasurer

Dated:  April 5, 2002

                                     EXHIBIT

Exhibit XX.1 Letter from Arthur Andersen LLP to the Securities and Exchange Commission dated April 5, 2002.

                                  EXHIBIT XX.1

April 5, 2002

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street N W
Washington, D.C. 20549

Dear Sir/Madam:

We have read Item 4 included in the Form 8-K dated April 8, 2002 of Heartland Express, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein, except that we are not in a position to agree or disagree with Heartland Express, Inc.'s statement that the change was approved by the Board of Directors.

Very truly yours,

ARTHUR ANDERSEN LLP


                                  End of Filing